                                                                     EXHIBIT 3.1

                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE

                        --------------------------------

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF "REDBACK NETWORKS INC.", FILED IN THIS OFFICE ON THE ELEVENTH DAY OF SEPTEMBER, A.D. 1998, AT 1 O'CLOCK P.M.

     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

                        [SEAL OF THE STATE OF DELAWARE]


                                        /s/ EDWARD J. FREEL
                                        -----------------------------------
                                        Edward J. Freel, Secretary of State

                           [SECRETARY'S OFFICE SEAL]

2658224   8100                          AUTHENTICATION:        9298751

981354296                                         DATE:        09-14-98

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                            OF REDBACK NETWORKS INC.,
                             A DELAWARE CORPORATION


               The undersigned, Dennis L. Barsema and Robert V. Gunderson, Jr., hereby certify that:

               ONE: They are the duly elected and acting President and Assistant Secretary, respectively, of said corporation.

               TWO: The name of the corporation is RedBack Networks Inc. and that the corporation was originally incorporated on August 30, 1996 pursuant to the General Corporation Law.

               THREE: Pursuant to Section 242 and Section 245 of the General Corporation Law of the State of Delaware, RedBack Networks Inc. has adopted this Amended and Restated Certificate of Incorporation, restating, integrating and further amending its Amended and Restated Certificate of Incorporation dated on or about July 1, 1998, which Amended and Restated Certificate of Incorporation has been duly proposed by the directors and adopted by the stockholders of this corporation (by written consent pursuant to Section 228 of said General Corporate Law) in accordance with the provisions of said Section 242 and Section 245.

               FOUR: The Amended and Restated Certificate of Incorporation of said corporation shall be amended and restated to read in full as follows:

                                    ARTICLE I

               The name of this corporation is RedBack Networks Inc.

                                   ARTICLE II

               The address of the registered office of this corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, 19801, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                   ARTICLE III

               The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV

               Upon the filing of this Amended and Restated Certificate of Incorporation, each two (2) shares of this corporation's outstanding Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall be automatically split into three (3) shares of this corporation's Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, respectively, without any action by the holder thereof. No fractional shares shall be issued upon the split of such shares. Any shares of Common Stock surrendered in connection with the split provided for herein that would otherwise result in a fractional share shall be redeemed for $1.50 per share, the current fair market value of this corporation's Common Stock. Any shares of Preferred Stock surrendered in connection with the split provided for herein that would otherwise result in a fractional share shall be redeemed for the applicable Original Issue Price (as defined in Article 5, Section B(2)(a)) per share. Whether or not fractional shares are issuable upon such split shall be determined on the basis of the total number of shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock held by each holder and the number of shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock issuable upon such aggregate split.

                                    ARTICLE V

               A. Classes of Stock. This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares that this corporation is authorized to issue is thirty-six million (36,000,000) shares. Twenty-two million, five hundred thousand (22,500,000) shares shall be Common Stock, par value $.0001 per share, and thirteen million, five hundred thousand (13,500,000) shares shall be Preferred Stock, par value $.0001 per share.

               B. Rights, Preferences and Restrictions of Preferred Stock. The Preferred Stock authorized by this Amended and Restated Certificate of Incorporation may be issued from time to time in one or more series. The rights, preferences, privileges, and restrictions granted to and imposed on the Series A Preferred Stock, which series shall consist of 1,687,500 shares, the Series B Preferred Stock, which series shall consist of 5,233,875 shares, the Series C Preferred Stock, which series shall consist of 2,582,001 shares, and the Series D Preferred Stock, which series shall consist of 1,350,000 shares, are as set forth below in this Article V(B). The Board of Directors is hereby authorized to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon additional series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or of any of them. Subject to compliance with applicable protective voting rights that have been or may be granted to the Preferred Stock or series thereof in Certificates of Determination or this corporation's Amended and Restated Certificate of Incorporation ("Protective Provisions"), but notwithstanding any other rights of the Preferred Stock or any series thereof, the rights, privileges, preferences and restrictions of any such additional series may be subordinated to, pari passu with (including, without limitation, inclusion in provisions with respect to liquidation and acquisition preferences, redemption and/or approval of matters by vote or written consent), or senior to any of those of any present or future class or series of Preferred or Common Stock. Subject to compliance with applicable Protective Provisions, the Board of Directors is also authorized to increase or decrease the number of shares of any series (other than the Series A, Series B, Series C and Series D Preferred Stock), prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

               1. Dividend Provisions.

               (a) Subject to the rights of series of Preferred Stock that may from time to time come into existence, the holders of shares of Series A, Series B, Series C and Series D Preferred Stock (together, the "Existing Preferred Stock") shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this corporation) on the Common Stock of this corporation, at the rate of $0.013 per share per annum with respect to the Series A Preferred Stock, $0.10 per share per annum with respect to the Series B Preferred Stock, $0.20 per share per annum with respect to the Series C Preferred Stock and $0.787 per share per annum with respect to the Series D Preferred Stock, or, if greater (as determined on a per annum basis and an as converted basis for the Existing Preferred Stock), an amount equal to that paid on any other outstanding shares of this corporation, payable when, as and if declared by the Board of Directors. Such dividends shall not be cumulative. The provisions of Section (B)(1)(a) of this Article V shall apply to any distribution payable in securities of this corporation or other persons, evidences of indebtedness issued by this corporation or other persons, assets or options or rights to purchase any such securities or evidences of indebtedness (other than in connection with a transaction referred to in Section (B)(2)(c), (B)(4)(d) or (B)(4)(e) of this Article V).

               2. Liquidation Preference.

               (a) In the event of any liquidation, dissolution or winding up of this corporation, either voluntary or involuntary, subject to the rights of series of Preferred Stock that may from time to time come into existence, the holders of Existing Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this corporation to the holders of Common Stock by reason of their ownership thereof, (A) for the Series A Preferred Stock, an amount per share equal to the sum of (i) $0.13 for each outstanding share of Series A Preferred Stock (the "Original Series A Issue Price") and (ii) an amount equal to declared but unpaid dividends on such shares, (B) for the Series B Preferred Stock, an amount per share equal to the sum of (i) $1.00 for each outstanding share of Series B Preferred Stock (the "Original Series B Issue Price") and (ii) an amount equal to declared but unpaid dividends on such shares, (C) for the Series C Preferred Stock, an amount per share equal to the sum of (i) $2.00 for each outstanding share of Series C Preferred Stock (the "Original Series C Issue Price") and (ii) an amount equal to declared but unpaid dividends on such shares and (D) for the Series D Preferred Stock, an amount per share equal to the sum of (i) $7.87 for each outstanding share of Series D Preferred Stock (the "Original Series D Issue Price") and (ii) an amount equal to declared but unpaid dividends on such shares (the Original Series A Issue Price, the Original Series B Issue Price, the Original Series C Issue Price and the Original Series D Issue Price being the applicable "Original Issue Price" for such series). If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Existing Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then, subject to the rights of series of Preferred Stock that may from time to time come into existence, the entire assets and funds of this corporation legally available for distribution shall be distributed ratably among the holders of the Existing Preferred Stock in proportion to the amount of such stock owned by each such holder.

               (b) Upon the completion of the distribution required by subparagraph (a) of this Section 2 and any other distribution that may be required with respect to series of Preferred Stock that may from time to time come into existence, the remaining assets of this corporation available for distribution to stockholders shall be distributed among the holders of Series C Preferred Stock, Series D Preferred Stock and Common Stock pro rata in proportion to the number of shares of Common Stock held by each (assuming conversion of all such Series C Preferred Stock and Series D Preferred Stock) until, with respect to the holders of Series C Preferred Stock, such holders shall have received an aggregate of $4.00 per share (including amounts paid pursuant to subsection (a) of this Section 2) and, with respect to the holders of Series D Preferred Stock, such holders shall have received an aggregate of $11.81 per share (including amounts paid pursuant to subsection (a) of this Section 2); thereafter, subject to the rights of series of Preferred Stock that may from time to time come into existence, the holders of the Common Stock of this corporation shall receive all of the remaining assets of this corporation pro rata based on the number of shares of Common Stock held by each.

               (c) (i) For purposes of this Section 2, a liquidation, dissolution or winding up of this corporation (a "Liquidation Event") shall be deemed to be occasioned by, or to include, (A) the acquisition of this corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation) that results in the transfer of fifty percent (50%) or more of the outstanding voting power of this corporation; or (B) a sale of all or substantially all of the assets of this corporation .

                   (ii) In any of such events, if the consideration received by this corporation is other than cash, its value will be deemed its fair market value. Any securities shall be valued as follows:

                        (A) Securities not subject to investment letter or other similar restrictions on free marketability covered by (B) below:

                            (1) If traded on a securities exchange or through
NASDAQ-NMS, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty (30) day period ending three (3) days prior to the closing;

                            (2) If actively traded over-the-counter, the value
shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) day period ending three (3) days prior to the closing; and

                                (3) If there is no active public market, the
value shall be the fair market value thereof, as mutually determined by this corporation and the holders of at least a majority of the voting power of all then outstanding shares of Preferred Stock.

                           (B) The method of valuation of securities subject to
investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (A) (1), (2) or (3) to reflect the approximate fair market value thereof, as mutually determined by this corporation and the holders of at least a majority of the voting power of all then outstanding shares of such Preferred Stock.

                      (iii) In the event the requirements of this subsection 2(c) are not complied with, this corporation shall forthwith either:

                           (A) cause such Liquidation Event to be postponed
until such time as the requirements of this Section 2 have been complied with;
or

                           (B) cancel such Liquidation Event, in which event the
rights, preferences and privileges of the holders of the Existing Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in subsection 2(c)(iv) hereof.

                      (iv) This corporation shall give each holder of record of Existing Preferred Stock written notice of such impending transaction not later than twenty (20) days prior to the stockholders' meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 2, and this corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after this corporation has given the first notice provided for herein or sooner than ten (10) days after this corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of Preferred Stock that are entitled to such notice rights or similar notice rights and that represent at least a majority of the voting power of all then outstanding shares of such Preferred Stock.

               3. Redemption. The Existing Preferred Stock is not redeemable.

               4. Conversion. The holders of the Existing Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

               (a) Right to Convert. Each share of Existing Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of this corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Issue Price by the Conversion Price applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. The initial Conversion Price per share for shares of Series A Preferred Stock shall be the Original Series A Issue Price, the initial Conversion Price per share for shares of Series B Preferred Stock shall be the Original Series B Issue Price, the initial Conversion Price per share for shares of Series C Preferred Stock shall be the Original Series C Issue Price and the initial Conversion Price per share for shares of Series D Preferred Stock shall be the Original Series D Issue Price; provided, however, that the Conversion Price for the Existing Preferred Stock shall be subject to adjustment as set forth in section (B)(4)(d) of this
Article V.

               (b) Automatic Conversion.

                      (i) Each share of Series A Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Price at the time in effect for such Series A Preferred Stock immediately upon the consummation of this corporation's sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement on Form S-1 or Form SB-2 under the Securities Act of 1933, as amended, the public offering price of which was not less than $0.66 per share (adjusted to reflect subsequent stock dividends, stock splits or recapitalization) and aggregate proceeds in excess of $7,500,000.

                      (ii) Each share of Series B Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Price at the time in effect for such Series B Preferred Stock immediately upon the consummation of this corporation's sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement on Form S-1 or Form SB-2 under the Securities Act of 1933, as amended, the public offering price of which was not less than $2.50 per share (adjusted to reflect subsequent stock dividends, stock splits or recapitalization) and aggregate proceeds in excess of $7,500,000.

                      (iii) Each share of Series C Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Price at the time in effect for such Series C Preferred Stock immediately upon the consummation of this corporation's sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement on Form S-1 or Form SB-2 under the Securities Act of 1933, as amended, the public offering price of which was not less than $5.00 per share (adjusted to reflect subsequent stock dividends, stock splits or recapitalization) and aggregate proceeds in excess of $7,500,000.

                      (iv) Each share of Series D Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Price at the time in effect for such Series D Preferred Stock immediately upon the consummation of this corporation's sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement on Form S-1 or Form SB-2 under the Securities Act of 1933, as amended, the public offering price of which was not less than $10.00 per share (adjusted to reflect subsequent stock dividends, stock splits or recapitalization) and aggregate proceeds in excess of $7,500,000.

                      (v) Each share of Existing Preferred Stock shall automatically be converted into shares of Common Stock at the applicable Conversion Ratio then in effect for such shares at the election of the holders of more than two-thirds of the outstanding Existing

Preferred Stock voting together as a single class in accordance with Section
(B)(5) of this Article V.

               (c) Mechanics of Conversion. Before any holder of Existing Preferred Stock shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of this corporation or of any transfer agent for the Existing Preferred Stock, and shall give written notice to this corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. This corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Existing Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Existing Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, as amended, the conversion may, at the option of any holder tendering Existing Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock upon conversion of the Existing Preferred Stock shall not be deemed to have converted such Existing Preferred Stock until immediately prior to the closing of such sale of securities.

               (d) Conversion Price Adjustments of Preferred Stock for Splits and Combinations. The Conversion Price of the Existing Preferred Stock shall be subject to adjustment from time to time as follows:

                      (i) In the event this corporation should at any time or from time to time after the date ""of filing of this Amended and Restated Certificate of Incorporation fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of each series of Existing Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents.

                      (ii) If the number of shares of Common Stock outstanding at any time after the Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for each series of Existing Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

               (e) Other Distributions. In the event this corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by this corporation or other persons, assets (excluding cash dividends) or options or rights not otherwise referred to herein or in Article IV of this Amended and Restated Certificate of Incorporation, then, in each such case for the purpose of this Section, the holders of the Existing Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the corporation into which their shares of Series A, Series B, Series C or Series D Preferred Stock, each as the case may be, are convertible as of the record date fixed for the determination of the holders of Common Stock of the corporation entitled to receive such distribution.

               (f) Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section (B)(4) or in Section (B)(2) of this Article V or the stock split provided for in Article IV of this Amended and Restated Certificate of Incorporation) provision shall be made so that the holders of the Existing Preferred Stock shall thereafter be entitled to receive upon conversion of the Existing Preferred Stock the number of shares of stock or other securities or property of this corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of the Existing Preferred Stock after the recapitalization to the end that the provisions of this Section 4 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Existing Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

               (g) No Impairment. This corporation will not, by amendment of its Restated Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Existing Preferred Stock against impairment.

               (h) No Fractional Shares and Certificate as to Adjustments.

                      (i) No fractional shares shall be issued upon the conversion of any share or shares of the Existing Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Existing Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

                      (ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price of Existing Preferred Stock pursuant to this Section 4, this corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Existing Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This corporation shall, upon the written request at any time of any holder of Existing Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price for such series of Preferred Stock at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property that at the time would be received upon the conversion of a share of Existing Preferred Stock.

               (i) Notices of Record Date. In the event of any taking by this corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this corporation shall mail to each holder of Existing Preferred Stock, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

               (j) Reservation of Stock Issuable Upon Conversion. This corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Existing Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Existing Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Existing Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, this corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this certificate.

               (k) Notices. Any notice required by the provisions of this
Section 4 to be given to the holders of shares of Existing Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of this corporation.

               5. Voting Rights.

               (a) The holder of each share of Existing Preferred Stock shall have the right to one vote for each share of Common Stock into which such Existing Preferred Stock could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders' meeting in accordance with the bylaws of this corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Existing Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

               (b) Election of Directors.

                      (i) The holders of the Existing Preferred Stock, voting separately as a class, shall be entitled to elect two directors at each annual meeting of stockholders of this corporation at which any director is elected or at the time of any written consent to action in lieu of any such meeting. No director so elected by the holders of the Existing Preferred Stock may be removed without the prior consent, given in person or by proxy, either in writing or at a special meeting called for that purpose, of the holders of the Existing Preferred Stock voting separately as a class. In case of the death, resignation or other removal of any director elected by the holders of the Existing Preferred Stock pursuant to this Subsection (B)(5)(b)(i), such holders may elect, voting separately as a class, by written notification delivered to the Board of Directors of the Corporation, a successor to hold office for the unexpired term of such removed director.

                      (ii) The holders of the Common Stock, voting separately as a class, shall be entitled to elect two directors at each annual meeting of stockholders of this corporation at which any director is elected or at the time of any written consent to action in lieu of any such meeting. No director so elected by the holders of the Common Stock may be removed without the prior consent, given in person or by proxy, either in writing or at a special meeting called for that purpose, of the holders of the Common Stock voting separately as a class. In case of the death, resignation or other removal of any director elected by the holders of the Common Stock pursuant to this Subsection
(B)(5)(b)(ii), such holders may elect, voting separately as a class, by written notification delivered to the Board of Directors of the corporation, a successor to hold office for the unexpired term of such removed director.

                      (iii) The holders of the Common and Existing Preferred Stock, voting together, shall be entitled to elect one director at each annual meeting of stockholders of the corporation at which any director is elected or at the time of any written consent to action in lieu of any such meeting. No director so elected by the holders of the Common and Existing Preferred Stock may be removed without the prior consent given in person or by proxy, either in writing or at a special meeting called for that purpose, of the holders of the Common and Existing Preferred Stock voting together. In case of the death, resignation or other removal of the director elected by the holders of the Common and Existing Preferred Stock pursuant to this Subsection (B)(5)(b)(iii), such holders may elect, voting together, by written notification delivered to the Board of Directors of the corporation, a successor to hold office for the unexpired term of such removed director.

               6. Protective Provisions.

               (a) Subject to the rights of series of Preferred Stock that may from time to time come into existence, so long as any shares of Existing Preferred Stock are outstanding, this corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Existing Preferred Stock voting as a class:

                      (i) sell, convey, or otherwise dispose of all or substantially all of its property or business or merge into or consolidate with any other corporation (other than a wholly-owned subsidiary corporation) or effect any transaction or series of related transactions in which more than fifty percent (50%) of the voting power of this corporation is disposed of;

                      (ii) alter or change the rights, preferences or privileges of the shares of Existing Preferred Stock so as to affect adversely the shares;

                      (iii) increase or decrease (other than by redemption or conversion) the total number of authorized shares of any series of Existing Preferred Stock;

                      (iv) authorize, create or issue, or obligate itself to issue, any other equity security, including any other security convertible into or exercisable for any equity security having a preference over, or being on a parity with, the Existing Preferred Stock with respect to voting, dividends or upon liquidation;

                      (v) pay any dividends on the Common Stock;

                      (vi) change the number of directors of this corporation;
or

                      (vii) amend this Amended and Restated Certificate of Incorporation or the Bylaws of this corporation.

               (b) So long as at least three hundred seventy-five thousand (375,000) shares of a series of Existing Preferred Stock are outstanding after taking into account for the two-for-three split of the outstanding Existing Preferred Stock (effected upon the filing of this Amended and Restated Certificate of Incorporation), the corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the shares of such series then outstanding, amend this corporation's Amended and Restated

Certificate of Incorporation to alter or change the rights, preferences or privileges of the shares of such series, if such series would be adversely affected by such amendment in a manner different from other then outstanding series of Existing Preferred Stock (it being understood that, without limiting the foregoing, different series of Existing Preferred Stock shall not be affected differently because of differences in the amounts of their respective issue prices, liquidation preferences and redemption prices).

               7. Status of Converted or Redeemed Stock. In the event any shares of Existing Preferred Stock shall be converted pursuant to Section (B) 4 hereof, the shares so converted shall be canceled and shall not be issuable by this corporation. The Restated Certificate of Incorporation of this corporation shall be appropriately amended to effect the corresponding reduction in this corporation's authorized capital stock.

               C. Common Stock.

               1. Dividend Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of this corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

               2. Liquidation Rights. Upon the liquidation, dissolution or winding up of this corporation, the assets of this corporation shall be distributed as provided in Section 2 of Division (B) of this Article V hereof.

               3. Redemption. The Common Stock is not redeemable.

               4. Voting Rights. The holder of each share of Common Stock shall have (i) the right to one vote, and shall be entitled to notice of any stockholders' meeting in accordance with the bylaws of this corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law and (ii) the right to vote for the election of directors as provided in Section 5(b) of Division (B) of this Article V hereof.

                                   ARTICLE VI

               Except as otherwise provided in this Amended and Restated Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of this corporation.

                                   ARTICLE VII

               The number of directors of this corporation shall be fixed from time to time by a bylaw or amendment thereof duly adopted by the Board of Directors or by the stockholders.

                                  ARTICLE VIII

               Elections of directors need not be by written ballot unless the Bylaws of this corporation shall so provide.

                                   ARTICLE IX

               Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of this corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of this corporation.

                                    ARTICLE X

               A director of this corporation shall, to the full extent permitted by the Delaware General Corporation Law as it now exists or as it may hereafter be amended, not be liable to this corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Neither any amendment nor repeal of this Article X, nor the adoption of any provision of this Restated Certificate of Incorporation inconsistent with this Article X, shall eliminate or reduce the effect of this Article X in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article X, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

                                   ARTICLE XI

               This corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                      * * *

               FIVE: That thereafter said amendment and restatement was duly adopted in accordance with the provisions of Section 242 and Section 245 of the General Corporation Law by obtaining the vote of the holders of the majority of the outstanding stock of the corporation in favor of said amendment and restatement in the manner set forth in Section 222 of the General Corporation Law.

               IN WITNESS WHEREOF, the undersigned have executed this certificate on September 11, 1998.



                                    /s/  DENNIS L. BARSEMA
                                  ---------------------------------------------
                                  Dennis L. Barsema, President



                                    /s/  ROBERT V. GUNDERSON, JR.
                                  ---------------------------------------------
                                  Robert V. Gunderson, Jr., Assistant Secretary